Exhibit 10.7

FIRST AMENDMENT TO LTIP UNIT AGREEMENT

This FIRST AMENDMENT TO LTIP UNIT AGREEMENT (this “Amendment”) is entered into as of December 13, 2022 (the “Amendment Effective Date”) among Mobile Infrastructure Corporation, a Maryland corporation formerly known as The Parking REIT, Inc. (the “Company”), Mobile Infra Operating Partnership, L.P. a Maryland limited partnership formerly known as MVP REIT II Operating Partnership, LP (the “Operating Partnership”), and Stephanie Hogue (the “Participant”). Capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings ascribed to such terms under the Agreement (as hereinafter defined).

WHEREAS, the Company, Operating Partnership and Participant are parties to that certain Mobile Infrastructure Corporation and Mobile Infra Operating Partnership, L.P. LTIP Unit Agreement, entered into as of August 23, 2022 (the “Agreement”);

WHEREAS, pursuant to Section 4.7 of the Agreement, the Administrator has the authority to amend the Agreement, so long as the amendment does not adversely affect the Award in any material way without the prior written consent of the Participant; and

WHEREAS, the Company, the Operating Partnership and the Participant desire to amend the Agreement as provided herein.

NOW, THEREFORE, the Participant, the Company and the Operating Partnership hereby amend and modify the Agreement as follows:

SOLE CHANGE

The first sentence of Section 2.2(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

            “Except as otherwise provided in this Agreement, this grant of LTIP Units shall vest in full only upon the occurrence of a Liquidity Event prior to August 25, 2024, provided that (i) the Participant remains continuously employed with the Company, the Partnership or an Affiliate through the one-year anniversary of the Liquidity Event, in which case the Liquidity Event Restricted Units shall vest on such one-year anniversary; (ii) the Participant is terminated by the Company, the Partnership and such Affiliate without Cause or resigns for Good Reason within one hundred and eighty (180) days before a Liquidity Event, in which case the Liquidity Event Restricted Units shall vest upon the Liquidity Event, or (iii) the Participant is terminated by the Company, the Partnership and such Affiliate without Cause or resigns for Good Reason within one year after the Liquidity Event, in which case the Liquidity Event Restricted Units shall vest upon such termination of employment.”

[Remainder of the Page Intentionally Blank.]

IN WITNESS WHEREOF, the Company, the Operating Partnership and the Participant have executed this Amendment as of the day and year first written above.

COMPANY:

MOBILE INFRASTRUCTURE CORPORATION

By: /s/ Manuel Chavez III

Name: Manuel Chavez III

Title: Chief Executive Officer

Date: December 13, 2022

OPERATING PARTNERSHIP:

MOBILE INFRA OPERATING PARTNERSHIP, L.P.

By: Mobile Infrastructure Corporation, its general partner

By: /s/ Manuel Chavez III

Name: Manuel Chavez III

Title: Chief Executive Officer

Date: December 13, 2022

PARTICIPANT:

/s/ Stephanie Hogue

Stephanie Hogue

Date: December 13, 2022

[Amendment to LTIP Unit Agreement Signature Page - Chavez]